UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Explanatory Note

On March 4, 2025, Starbucks Corporation (the “Company” or “Starbucks”) filed a Current Report on Form 8-K (“Form 8-K”) to announce the appointment of Cathy R. Smith as executive vice president, chief financial officer and the designation of Ms. Smith as the Company’s principal financial officer and principal accounting officer, effective, in each case, as of a date to be determined. In that same Form 8-K, the Company also announced Rachel Ruggeri would no longer serve as the Company’s executive vice president, chief financial officer and principal financial officer and principal accounting officer, effective, in each case, as of a date to be determined. The Company is filing this Form 8-K/A as an amendment (“Amendment No. 1”) to the aforementioned Form 8-K to disclose the effective date of Ms. Smith’s appointment and Ms. Ruggeri’s departure as well as the appointment of Val Bauduin, as interim chief financial officer, principal financial officer, and principal accounting officer.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2025, the Board determined that Ms. Smith will be appointed as executive vice president, chief financial officer and designated as the Company’s principal financial officer and principal accounting officer, effective, in each case, as of her anticipated start date of March 24, 2025 (the “Effective Date”) and that Ms. Ruggeri will cease serving in such roles, effective as of March 7, 2025.

During the chief financial officer transition described above, effective March 7, 2025, the Board appointed Val Bauduin, senior vice president, North America Finance of the Company, as interim chief financial officer and designated Mr. Bauduin as the Company’s principal financial officer and principal accounting officer, in each case, until the Effective Date. Mr. Bauduin will remain in his current position with the Company while serving as the interim chief financial officer. Mr. Bauduin’s compensation will remain unchanged. Ms. Ruggeri will be supporting the chief financial officer transition through March 28, 2025.

Mr. Bauduin, age 49, joined Starbucks in 2024 as senior vice president, Corporate Finance before transitioning to his current role as senior vice president, North America Finance. From 2014 to 2024, Mr. Bauduin held various leadership roles at Marriott International, including serving as controller and chief accounting officer and then as chief financial officer of consumer operations, technology, and emerging businesses. From 1997 to 2014, Mr. Bauduin held various roles at Deloitte & Touche LLP, including as a partner and the firm’s U.S. hospitality industry leader. Mr. Bauduin holds an undergraduate degree from the University of Notre Dame and an MBA from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings between Mr. Bauduin and any other person pursuant to which he was appointed as interim chief financial officer and designated as interim principal executive officer and interim principal accounting officer. Mr. Bauduin does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Bauduin has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	March 7, 2025
		By:	/s/ Bradley E. Lerman
Bradley E. Lerman
executive vice president, chief legal officer